                                                                     EXHIBIT 3.3

                             AMENDED AND RESTATED

                                    BYLAWS

                                      OF

                         PEERLESS SYSTEMS CORPORATION
                          (a California corporation)

                               TABLE OF CONTENTS
                               -----------------

                                                                            PAGE
                                                                            ----

ARTICLE I - OFFICES.....................................................      1.

     Section 1.        PRINCIPAL EXECUTIVE OFFICES.......................     1.
     Section 2.        OTHER OFFICES.....................................     1.

ARTICLE II - SHAREHOLDERS................................................     1.

     Section 1.        PLACE OF MEETINGS.................................     1.
     Section 2.        ANNUAL MEETINGS...................................     1.
     Section 3.        SPECIAL MEETINGS..................................     2.
     Section 4.        NOTICE OF SHAREHOLDERS' MEETINGS..................     2.
     Section 5.        MANNER OF GIVING NOTICE...........................     2.
     Section 6.        QUORUM............................................     3.
     Section 7.        ADJOURNED MEETING; NOTICE.........................     4.
     Section 8.        VOTING............................................     4.
     Section 9.        WAIVER OF NOTICE OR CONSENT BY ABSENT
                       SHAREHOLDERS......................................     5.
     Section 10.       SHAREHOLDER ACTION BY WRITTEN CONSENT
                       WITHOUT A MEETING.................................     5.
     Section 11.       RECORD DATE FOR SHAREHOLDER NOTICE,
                       VOTING, AND GIVING CONSENTS.......................     6.
     Section 12.       PROXIES...........................................     6.
     Section 13.       INSPECTORS OF ELECTION............................     7.

ARTICLE III - DIRECTORS..................................................     8.

     Section 1.        POWERS............................................     8.
     Section 2.        NUMBER AND QUALIFICATION OF DIRECTORS.............     8.
     Section 3.        ELECTION AND TERM OF OFFICE OF DIRECTORS;
                       CLASS DIRECTORS...................................     8.
     Section 4.        VACANCIES, REMOVAL, RESIGNATION...................     9.
     Section 5.        PLACE OF MEETING..................................    11.
     Section 6.        REGULAR MEETINGS..................................    11.
     Section 7.        SPECIAL MEETINGS..................................    11.
     Section 8.        NOTICE OF SPECIAL DIRECTORS MEETING...............    11.
     Section 9.        QUORUM............................................    11.
     Section 10.       WAIVER OF NOTICE..................................    12.
     Section 11.       ADJOURNMENT.......................................    12.
     Section 12.       NOTICE OF ADJOURNMENT.............................    12.
     Section 13.       ACTION WITHOUT MEETING............................    12.


                                      i.

                               TABLE OF CONTENTS
                               -----------------
                                 (continued)

                                                                            Page
                                                                            ----

     Section 14.       FEES AND COMPENSATION OF DIRECTORS................    12.
     Section 15.       DUTIES AND LIABILITIES OF DIRECTORS...............    12.

ARTICLE IV - COMMITTEES..................................................    13.

     Section 1.        COMMITTEES OF DIRECTORS...........................    13.
     Section 2.        MEETINGS AND ACTION OF COMMITTEES.................    13.

ARTICLE V - OFFICERS.....................................................    14.

     Section 1.        OFFICERS..........................................    14.
     Section 2.        ELECTION OF OFFICERS..............................    14.
     Section 3.        SUBORDINATE OFFICERS..............................    14.
     Section 4.        REMOVAL AND RESIGNATION OF OFFICERS...............    14.
     Section 5.        VACANCIES IN OFFICES..............................    14.
     Section 6.        CHAIRMAN OF THE BOARD.............................    15.
     Section 7.        PRESIDENT.........................................    15.
     Section 8.        VICE PRESIDENT....................................    15.
     Section 9.        SECRETARY.........................................    15.
     Section 10.       TREASURER AND CHIEF FINANCIAL OFFICER.............    16.
     Section 11.       ADDITIONAL POWERS.................................    16.
     Section 12.       COMPENSATION......................................    16.

ARTICLE VI - INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES
             AND OTHER AGENTS............................................    16.

     Section 1.        AGENTS, PROCEEDINGS, EXPENSES.....................    16.
     Section 2.        ACTIONS OTHER THAN BY THE CORPORATION.............    17.
     Section 3.        ACTIONS BY THE CORPORATION........................    17.
     Section 4.        SUCCESSFUL DEFENSE BY AGENT.......................    18.
     Section 5.        REQUIRED APPROVAL.................................    18.
     Section 6.        ADVANCE OF EXPENSES...............................    18.
     Section 7.        OTHER INDEMNIFICATION.............................    18.
     Section 8.        LIMITATIONS.......................................    18.
     Section 9.        INSURANCE.........................................    19.
     Section 10.       FIDUCIARIES OF CORPORATE EMPLOYEE BENEFIT
                       PLAN..............................................    19.

                                      ii.

                               TABLE OF CONTENTS
                               -----------------
                                 (continued)

                                                                            Page
                                                                            ----

ARTICLE VII - RECORDS AND REPORTS........................................    19.

     Section 1.        REQUIRED RECORDS..................................    19.
     Section 2.        MAINTENANCE AND INSPECTION OF SHARE
                       REGISTER..........................................    19.
     Section 3.        MAINTENANCE AND INSPECTION OF BYLAWS..............    20.
     Section 4.        MAINTENANCE AND INSPECTION OF OTHER
                       CORPORATE RECORDS.................................    20.
     Section 5.        INSPECTION BY DIRECTORS...........................    20.
     Section 6.        ANNUAL REPORT TO SHAREHOLDERS.....................    20.
     Section 7.        FINANCIAL STATEMENTS...............................   21.
     Section 8.        ANNUAL STATEMENT OF GENERAL
                       INFORMATION.......................................    21.

ARTICLE VIII - GENERAL CORPORATE MATTERS.................................    22.

     Section 1.        RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND
                       VOTING............................................    22.
     Section 2.        CHECKS, DRAFTS, EVIDENCES OF INDEBTEDNESS.........    22.
     Section 3.        CORPORATE CONTRACTS AND INSTRUMENTS;
                       HOW EXECUTED......................................    22.
     Section 4.        CERTIFICATES FOR SHARES...........................    22.
     Section 5.        LOST CERTIFICATES.................................    23.
     Section 6.        TRANSFER ON THE BOOKS.............................    23.
     Section 7.        TRANSFER AGENTS AND REGISTRARS....................    23.
     Section 8.        RECORD OWNERSHIP..................................    23.
     Section 9.        CORPORATE SEAL....................................    24.
     Section 10.       REPRESENTATION OF SHARES OF OTHER
                       CORPORATIONS......................................    24.
     Section 11.       LEGEND CONDITION..................................    24.
     Section 12.       CLOSING STOCK TRANSFER BOOK.......................    24.
     Section 13.       CONSTRUCTION AND DEFINITIONS......................    24.

ARTICLE IX - AMENDMENTS..................................................    24.

     Section 1.        AMENDMENT BY SHAREHOLDERS.........................    24.
     Section 2.        AMENDMENT BY DIRECTORS............................    25.
     Section 3.        RECORD OF AMENDMENTS..............................    25.


                                     iii.

                               TABLE OF CONTENTS
                               -----------------
                                 (continued)

                                                                            Page
                                                                            ----

ARTICLE X - RIGHT OF FIRST REFUSAL.......................................    25.

                                      iv.

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                         PEERLESS SYSTEMS CORPORATION
                          (a California corporation)



                                   ARTICLE I

                                    OFFICES
                                    -------

          Section 1.    PRINCIPAL EXECUTIVE OFFICES.  The Board of Directors
                        ---------------------------
shall fix the location of the principal executive office of the corporation at any place within or outside the State of California. The Board of Directors shall have full power and authority to change the location of the principal executive office. If the principal executive office is located outside this State, and the corporation has one or more business offices in this State, the Board of Directors shall fix and designate a principal business office in the State of California.

          Section 2.  OTHER OFFICES.  The Board of Directors may at any time
                      -------------
establish branch or subordinate offices at any place or places where the corporation is qualified to do business.

                                  ARTICLE II

                                 SHAREHOLDERS
                                 ------------

          Section 1.  PLACE OF MEETINGS.  All meetings of the Shareholders shall
                      -----------------
be held at the principal executive office of the corporation , or any other place within or without the State of California as may be designated for that purpose from time to time by the Board of Directors or by written consent of all persons entitled to vote thereat given either before or after the meeting and filed with the Secretary.

          Section 2.  ANNUAL MEETINGS.  All meetings of the Shareholders shall
                      ---------------
be held on the 22nd of April in each year at 10:00 A.M.; provided, however, that
(a) should said day fall upon a legal holiday, then any such annual meeting of Shareholders shall be held at the same time and place on the next succeeding business day and (b) in any year the Board of Directors may, by resolution, establish another day as the day for the annual meeting of shareholders. At such meetings, Directors shall be elected and any other proper business may be transacted.

                                      1.

          If there is a failure to hold the annual meeting for a period of sixty
(60) days after the date designated therefor or, if not date has been designated, for a period of fifteen (15) months after the organization of the corporation or after its last annual meeting, the Superior court of the proper county may summarily order a meeting to be held upon the application of any Shareholder after notice to the corporation giving it an opportunity to be heard.

          Section 3.  SPECIAL MEETINGS.  A special meeting of the Shareholders
                      ----------------
may be called at any time by the Board of Directors, or by any three (3) or more members of the Board of Directors, or by a single member of the Board of Directors where there are two (2) or less authorized or acting Directors, or by the Chairman of the Board, or by the President, or by one (1) or more Shareholders holding shares in the aggregate entitled to cast not less than ten percent (10%) of the votes at that meeting. In the event a class vote is required at such meeting, one (1) or more Shareholders holding shares in the aggregate entitled to cast not less than ten percent (10%) of the votes of Preferred shares may call such meeting.

          Section 4.  NOTICE OF SHAREHOLDERS' MEETINGS.  All notices of meetings
                      --------------------------------
of Shareholders, annual or special, shall be in writing and shall be sent or otherwise given in accordance with Section 5 of this Article II not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date and hour of the meeting and (a) in the case of a special meeting, the general nature of the business to be transacted at the meeting (and no other business may be transacted at such a special meeting), or
(b) in the case of the annual meeting, those matters which the Board of Directors, at the time of giving the notice, intends to present for action by the Shareholders, but,. subject to the provisions of applicable law, any proper matter may be presented at the meeting for such action. The notice of any meeting at which Directors are to be elected shall include the name of any nominee or nominees whom, at the time of the notice, management intends to present for election.

          If action is taken at any meeting to approve of (a) a contract or transaction in which a Director has a direct or indirect financial interest, pursuant to Section 310 of the California General Corporation Law, (b) an amendment of the Articles of Incorporation, pursuant to Section 902 of that Law,
(c) a reorganization of the corporation,m pursuant to Section 1201 of that Law,
(d) a voluntary dissolution of the corporation, pursuant to Section 1900 of that Law, or (e) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of that Law, any Shareholder approval at such meeting, other than unanimous approval by those entitled to vote shall be valid only if the general nature of the proposal so approved was stated in the notice of the meeting or in a written waiver of notice.

          Section 5.  MANNER OF GIVING NOTICE.  Written notice of all meetings
                      -----------------------
of Shareholders or any report to Shareholders shall be given either personally or by first class mail or telegraphic or other written communication, charges prepaid, addressed to the Shareholder at the address of that Shareholder appearing on the books of the corporation or given by the Shareholder to the corporation for the purpose of notice. If no such address appears on the corporation's books or is given, notice shall be deemed to have been given if sent to that Shareholder by first class mail or telegraphic or other written communication to the corporation's

                                      2.

principal executive office, or if published at least one in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally to the recipient or deposited in the mail or sent by telegram or other means of written communication. for the purposes of this Section "sent by telegraphic communication" shall mean the time the notice is placed with the telegraph company for delivery.

          If any notice addressed to a Shareholder at the address of that Shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the Shareholder at the address, all future notices or reports shall be deemed to have been duly given without further mailing if the notice or report shall be available to the Shareholder on written demand of the Shareholder at the principal executive office of the corporation for a period of one (1) year from the date of the giving of the notice or report to all other Shareholders.

          An affidavit of mailing of any notice or report in accordance with the provisions of this Section 5 of this Article II, executed by the Secretary, assistant secretary or any transfer agent, shall be prima facie evidence of the giving of the notice or report.

          If a special meeting is called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman of the Board, the President, any vice President, or the Secretary of the corporation. The officer receiving the request shall cause notice to be promptly given to the Shareholders entitled to vote in accordance with the provisions of Sections 4 and 5 of this Article II, that a meeting will be held at the time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty
(20) days after receipt of the request, the person or persons requesting the meeting may give the notice in accordance with the provisions of Sections 4 and 5 of this Article II or the Superior Court of the proper county may summarily order the giving of notice, after notice to the corporation giving it an opportunity to be heard.

          Section 6.  QUORUM.  Unless otherwise specified in the Articles, the
                      ------
presence in person or by proxy of the holders of a majority of the shares entitled to vote shall constitute a quorum at any meeting of Shareholders. Notwithstanding the foregoing, the presence in person or by proxy of the holders of a majority of the Common shares entitled to vote at any meeting of Shareholders and a majority of the Preferred shares entitled to vote at any meeting of Shareholders shall be required to constitute a quorum for the transaction of any business requiring the approval of a majority of Common shares and a majority of Preferred shares. The Shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

                                      3.

          For the purposes of this Section, any shares which are disqualified from voting on any matter; pursuant to the provisions of the General Corporation Law, shall not be considered outstanding for the determination of a quorum at any meeting to act on that matter.


          Section 7.  ADJOURNED MEETING; NOTICE.  Any Shareholders' meeting,
                      -------------------------
whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at the meeting, either in person or by proxy, but in the absence of a quorum, and except as expressly provided for in Section 6 of this Article II, no other business may be transacted at that meeting.

          When any meeting of Shareholders, either annual or special is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at the meeting at which the adjournment is taken, unless after the adjournment a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than forty-five (45) days from the date of the original meeting, in which case notice of any such adjourned meeting shall be given to each Shareholder or record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 4, 5 and 11 of this Article II. At any adjourned meeting, at which a quorum is present, the corporation may transact any business which might have been transacted at the original meeting.

          Section 8.  VOTING.  The Shareholders entitled to vote at any meeting
                      ------
of Shareholders shall be determined in accordance with the provisions of Section 11 of this Article II, subject to the provisions of Sections 702 and 704, inclusive, of the California General Corporation Law (relating to voting shares held by a fiduciary, in the name of a corporation, or in joint ownership). The Shareholders' vote may be by voice vote or by ballot; provided, however, that any election for Directors must be by allot if demanded by and Shareholder before the voting has begun. On any matter other than the election of Directors, any Shareholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but, if the Shareholder fails to specify the number of shares which the Shareholder is voting affirmatively, it will be conclusively presumed that the Shareholder's approving vote is with respect to all shares that the Shareholder is entitled to vote. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on any matter (other than the election of Directors) shall be the act of the Shareholders, unless the vote of a greater number of voting by classes is required by the California General Corporation Law or by the Articles of Incorporation. Whenever, under the provisions of the General Corporation Law, shares are disqualified from voting on any matter, they shall not be considered outstanding for the determination of the required vote to approve action upon that matter.

          Except as otherwise provided in these Bylaws, by applicable law or in the Articles of Incorporation, each outstanding Common share shall be entitled to one (1) vote, and each outstanding shares of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Preferred Stock could be converted at that time, as provided in the Articles of Incorporation, on every matter submitted to a vote of the

                                      4.

Shareholders. Subject to the same exceptions, the outstanding Preferred shares shall vote together with the common stock as a single class on all matters submitted to vote of the Shareholders.

          Section 9.  WAIVER OF NOTICE OR CONSENT BY ABSENT SHAREHOLDERS.  The
                      --------------------------------------------------
transactions of any meeting of Shareholders, however called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each Shareholder entitled to vote, who was not present in person or by proxy, sings a written waiver of notice or a consent to the holding of the meeting, or an approval of the minutes thereof. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of Shareholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of Section 4 of this Article II, the waiver of notice or consent shall state the general nature of the action taken or proposed to be taken. All such waivers, consents or approvals shall be filed with the corporate records and made a part of the minutes of the meeting.

          Attendance by a person at a meeting shall also constitute a waiver of notice of and presence at such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if such objection is expressly made at the meeting.

          Section 10.  SHAREHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING.
                       -------------------------------------------------------
Unless otherwise provided in the Articles, any action which may be taken at any annual or special meeting of Shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted. Notwithstanding the foregoing, in the case of election of Directors, such a consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of the class or classes of Directors standing for election; provided, however, that a Director may be elected at any time to fill a vacancy on the Board of Directors which was not created by removal and that has not been filled by the Directors, by written consent of the holders of a majority of the outstanding shares entitled to vote for the election of Directors of the same class or classes as to which the vacancy exists. All such consents shall be filed with the Secretary of the corporation and shall be maintained in the corporate records. Any Shareholder giving a written consent, or the Shareholder's proxy holder, or a transferee of the shares or a personal representative of the Shareholder or their respective proxy holders, may revoke the consent by a writing received by the Secretary of the corporation before written consents of the number of shares required to authorize the proposed action have been filed with the Secretary, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of the corporation.

          If the consents of all Shareholders entitled to vote have not been solicited in writing, and if the unanimous written consent of all such Shareholders shall not have been received, the

                                      5.

Secretary shall give prompt notice of the corporate action approved by the Shareholders without a meeting. This notice shall be given in the manner specified in Section 5 of this Article II. In the case of approval of (a) contracts or transactions in which a Director has a direct or indirect financial interest, pursuant to Section 310 of the California General Corporation Law, (b) indemnification of agents of the corporation, pursuant to Section 317 of that Law, (c) a reorganization of the corporation, pursuant to Section 1201 of that Law, and (d) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of that Law, the notice shall be given at least ten (10) days before the consummation of any action authorized by that approval.

          Section 11.  RECORD DATE FOR SHAREHOLDER NOTICE, VOTING, AND GIVING
                       ------------------------------------------------------
CONSENTS.  For purposes of determining the Shareholders who are entitled to
- --------
notice of any meeting or who are entitled to vote or who are entitled to give consent to corporate action without a meeting, the Board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting no more than sixty (60) days before any such action without a meeting, and in this event only Shareholders of record on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the California General corporation Law.
          If the Board of Directors does not so fix a record date: (a) the record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held; (b) the record date for determining Shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board has been taken, shall be the day on which the first written consent is given; (c) the record date for determining Shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.

          A determination of Shareholders of record entitled to notice of or to vote at a meeting of Shareholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting, but the Board shall fix a new record date if the meeting is adjourned for more than forty-five (45) days from the date set for the original meeting.

          Section 12.  PROXIES.  Every person entitled to vote for Directors or
                       -------
on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy singed by the person and filed with the Secretary of the corporation. A proxy shall be deemed signed if the Shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, or otherwise) by the Shareholder or the Shareholder's attorney-in-fact. If the corporation has outstanding shares held of record by one hundred (100) or more persons, but is not subject to the reporting requirements of the Securities Exchange Act of 1934, any proxy or form of written consent distributed to ten (10) or more Shareholders must afford the person voting an opportunity to specify a choice among approval, disapproval, or

                                      6.

abstention as to each matter or group of related matters, other than elections of directors or officers as provided in Section 604 of the California General Corporation Law.

          No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto, except as otherwise provided in this Section 12 of Article II. Such revocation may be effected by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting, or by attendance at the meeting and voting in person by the person executing the proxy. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed.

          A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted, written notice of such death or incapacity is received by the corporation. Except when other provision shall have been made by written agreement between the parties, the recordholder of shares which such person holds as pledgee or otherwise as security or which belong to another shall issue to the pledgor or to the owner of such shares, upon demand therefor and payment of necessary expenses thereof, a proxy to vote or take other action thereon.

          A proxy which states that it is irrevocable is irrevocable for the period specified therein under the circumstances and to the extent permitted in the California General Corporation Law.

          Section 13.  INSPECTORS OF ELECTION.  In advance of any meeting of
                       ----------------------
Shareholders, the Board of Directors may appoint any person or persons as inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of any such meeting may, and on the request of any Shareholder of a Shareholder's proxy shall, make such appointment at the meeting. The number of inspectors shall be either one (1) or three (3). If appointed at a meeting on the request of one (1) or more Shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one (1) or three (3) inspectors are to be appointed.

          The inspectors of election shall determine the number of share outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies, receive votes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine when the polls shall close, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all Shareholders.

          The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three (3) inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

                                      7.

                                  ARTICLE III

                                   DIRECTORS
                                   ---------

          Section 1.  POWERS.  Subject to the provisions of the California
                      ------
General Corporation Law and any limitations in the Articles of Incorporation relating to action required to be approved by the Shareholders or any class or series thereof or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. The Board may delegate the management of the day-to-day operation of the business of the corporation to the officers or employees of the corporation or to other persons or entities provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board.

          Section 2.  NUMBER AND QUALIFICATION OF DIRECTORS.  The authorized
                      -------------------------------------
number of Directors shall be five (5) until changed by a duly adopted amendment to the Articles of Incorporation; provided, however, that an amendment reducing the number of Directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of actions by written consent, are equal to more than sixteen and two-thirds percent (16-2/3%) of the outstanding shares of any class entitled to vote. In the event there is a reduction in the number of Directors, all Directors shall be elected at such time.

          Section 3.  ELECTION AND TERM OF OFFICE OF DIRECTORS; CLASS DIRECTORS.
                      ---------------------------------------------------------
Directors shall be elected at each annual meeting of Shareholders to hold office until the next annual meeting. Each Director, including a Director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

          Pursuant to the Articles of Incorporation, the holders of the Common shares shall be entitled to elect two (2) directors to the Board of Directors (the "Common Directors"). Pursuant to the Articles of Incorporation, so long as the number of shares of issued and outstanding Series A Preferred Stock and Series A1 Preferred Stock equals or exceeds the number required for this purpose by the Articles of Incorporation, the holders of Series A Preferred Stock and Series A1 Preferred Stock, voting as a class, shall be entitled to elect one (1) director to the Board of Directors (the "Series A Director"). Pursuant to the Articles of Incorporation, at such time as there are fewer than such required number of shares of Series A Preferred Stock and Series A1 Preferred Stock issued and outstanding, one (1) director shall be elected and/or removed solely by the vote of the holders of Common Stock and the Series A Preferred Stock and Series A1 Preferred Stock, voting together as a single class. Pursuant to the Articles of Incorporation, so long as the number of shares of issued and outstanding Series B Preferred Stock and Series B1 Preferred Stock equals or exceeds the number required for this purpose by the Articles of Incorporation, the holders of the Series B Preferred Stock and Series B1 Preferred Stock, voting as a class, shall be entitled to elect one (1) director to the Board of Directors (the "Series B

                                      8.

Director"). Pursuant to the Articles of Incorporation, at such time as there are fewer than such required number of shares of Series B Preferred Stock and Series B1 Preferred Stock issued and outstanding, one (1) director shall be elected and/or removed solely by the vote of the holders of the Common Stock and the Series B Preferred Stock and Series B1 Preferred Stock, voting together as a single class. Pursuant to the Articles of Incorporation, the holders of the Common Shares and the Preferred Stock shall be entitled to elect one (1) director to the Board of Directors (the "Mutual Director").

          Every Shareholder entitled to vote at any election of Directors may cumulate such Shareholder's votes and give one (1) candidate a number of votes equal to the number of Directors to be elected by such Shareholder's class of shares, multiplied by the number of votes to which the Shareholder's shares are entitled, or may distribute the Shareholder's votes on the same principle among as many candidates of the Shareholder's class as the shareholder thinks fit, provided that such candidate or candidate's names have been placed in nomination prior to commencement of the voting and at least one (1) Shareholder has given notice at the meeting prior to commencement of the voting of the Shareholder's intention to cumulate the Shareholder's votes. If any one (1) shareholder has given such notice, all Shareholders may cumulate their votes for candidates in nomination. No Shareholder shall be entitled to cumulate votes (i.e., cast for any one or more candidates a number of votes greater than the number of the Shareholder's shares) unless such candidate or candidates' names have been placed in nomination prior to commencement of the voting and one (1) or more Shareholders has given notice at the meeting prior to commencement of the voting of the Shareholder's intention to cumulate the Shareholder's votes. The candidates within each category of Directors (i.e., the Common Directors, the Series A Director, the Series B Director, or the Mutual Director) receiving the highest number of votes, up to the number of Directors to be elected in such category, shall be elected.

          Section 4.  VACANCIES, REMOVAL, RESIGNATION.  A vacancy or vacancies
                      -------------------------------
on the Board of Directors shall be deemed to exist in the event of the death, resignation, or removal of any Director, or if the Board of Directors by resolution declares vacant the office of a Director who has been declared of unsound mind by an order of court or convicted of a felony, or if the authorized number of Directors is increased, or if the Shareholders fail, at any meeting of Shareholders at which any Director or Directors are elected, to elect the full authorized number of Directors to be voted for at that meeting.

          Any Director may be removed at any time by the vote of a majority of the shares entitled to vote for such Director (e.g., in the case of Common Directors, the Common Stock; in the case of the Series A Director, the Series A Preferred Stock and the Series A1 Preferred Stock; in the case of the Series B Director, the Series B Preferred Stock and the Series B1 Preferred Stock; and in the case of the Mutual Director, the Common Stock and the Preferred Stock) represented at a duly held meeting at which a quorum is present, or by the written consent of the holders of a majority of the outstanding shares entitled to vote for such Director. Said removal shall be effective from the date on which written notice of said removal is given to said Director, the corporation, and each of the Shareholders entitled to vote for such Director.

                                      9.

          Any Director may resign effective on giving written notice to the Chairman of the Board, the President, the Secretary, or the Board of Directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a Director is effective at a future time, the Board of Directors may call for the election or appointment of a successor as heretofore provided to take office when the resignation becomes effective.

          No reduction of the authorized number of Directors shall have the effect of removing any Director before that Director's term of office expires as heretofore provided.

                (a)  Vacancies with Respect to the Common Directors.
                     ----------------------------------------------

                     Vacancies on the Board of Directors of Common Directors may be filled by a majority of the remaining Common Directors, though less than a quorum, or by a sole remaining Common Director, except that a vacancy created by the removal of a Common Director by the vote or written consent of the Common Shareholders or by court order may be filled only be the vote of a majority of the Common shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the unanimous written consent of holders of the outstanding Common shares entitled to vote. Each Common Director so elected shall hold office until the next annual meeting of the Shareholders and/or until a successor has been elected and qualified.

                     Subject to the Articles of Incorporation, the Common Shareholders may elect a Common Director or Directors at any time to fill any vacancy or vacancies of Common Directors not filled by the Common Directors, but any such election by written consent shall require the consent of a majority or, in the case of a vacancy created by removal, the unanimous written consent of the outstanding Common shares entitled to vote.

                     Subject to the Articles of Incorporation, the Common Shareholders and the Preferred Shareholders may elect a Mutual Director at any time to fill any vacancy of the Mutual Director, but any such election by written consent shall require the consent of a majority or, in the case of a vacancy created by removal, the unanimous written consent of the outstanding Common Shares and Preferred Shares entitled to vote.

                (b)  Vacancies with Respect to the Series A Director.
                     -----------------------------------------------

                     Subject to the provisions the second paragraph of Section 3 above, a vacancy on the Board of Directors of the Series A Director may be filled by the vote or written consent of a majority of the Series A Preferred shares and Series A1 Preferred shares, voting as a class, except that a vacancy created by the removal of a Series A Director by the vote or written consent of the Series A Preferred Shareholders and Series A1 Preferred Shareholders or by court order may be filled only be the vote of a majority of the Series A Preferred shares and Series A1 Preferred shares, entitled to vote and voting as a class, represented at a duly held meeting at which a quorum is present, or by the unanimous written consent of holders of the outstanding Series A Preferred shares and Series A1 Preferred shares entitled to vote. Each Series A Director so elected shall hold office until the next annual meeting of the Shareholders and/or until a

                                      10.

successor has been elected and qualified. If there are not in the aggregate at least 500,000 Series A Preferred and Series A1 Preferred shares outstanding, vacancies of the Series A Director on the Board of Directors, other than a vacancy created by removal, may be filled by a majority of the remaining Directors, though less than a quorum. If there are not in the aggregate at least 500,000 Series A Preferred and Series A1 Preferred shares outstanding, the Common Shareholders and the holders of the Series A Preferred and Series A1 Preferred shares, voting together as a class, may elect an additional Director or Directors to fill any vacancy or vacancies not filled by the remaining Directors.

                (c)  Vacancies with Respect to the Series B Director.
                     -----------------------------------------------

                     Subject to the last sentence of the second paragraph of
Section 3 above, a vacancy on the Board of Directors of the Series B Director may be filled by the vote or written consent of a majority of the Series B Preferred shares and Series B1 Preferred shares, voting as a class, except that a vacancy created by the removal of a Series B Director by the vote or written consent of the Series B Preferred Shareholders and Series B1 Preferred Shareholders or by court order may be filled only by the vote of a majority of the Series B Preferred shares and Series B1 Preferred shares, entitled to vote and voting as a class, represented at a duly held meeting at which a quorum is present, or by the unanimous written consent of holders of the outstanding Series B Preferred shares and Series B1 Preferred shares entitled to vote. Each Series B Director so elected shall hold office until the next annual meeting of the Shareholders and/or until a successor has been elected and qualified. If there are not in the aggregate at least 500,000 Series B Preferred and Series B1 Preferred shares outstanding, vacancies of the Series B Director on the Board of Directors, other than a vacancy created by removal, may be filled by a majority of the remaining Directors, though less than a quorum. If there are not in the aggregate at least 500,000 Series B Preferred and Series B1 Preferred shares outstanding, the Common shareholders and the holders of the Series B Preferred and Series B1 Preferred shares, voting together as a class, may elect an additional Director or Directors to fill any vacancy or vacancies not filled by the remaining Directors.

          Section 5.  PLACE OF MEETING.  Regular or special meetings of the
                      ----------------
Board of Directors shall be held at any place within or without the State of California which has been designated from time to time by resolution of the Board. In the absence of such a designation, regular or special meetings shall be held at the principal executive office of the corporation.

          Section 6.  REGULAR MEETINGS.  Immediately following each annual
                      ----------------
meeting of Shareholders, the Board of Directors shall hold a regular meeting for the purpose of electing officers, and the transaction of other business. Other regular meetings of the Board of Directors may be held at such time as shall from time to time be fixed by the Board of Directors. Call and notice of all regular meetings shall not be required.

          Section 7.  SPECIAL MEETINGS.  Special meetings of the Board of
                      ----------------
Directors for any purpose or purposes may be called at any time by the Chairman of the Board or the President or

                                      11.

any Vice President or the Secretary or any three (3) Directors or a single Director where there are two (2) or fewer authorized or acting Directors.

          Section 8.  NOTICE OF SPECIAL DIRECTORS MEETING.  Notice of the time
                      -----------------------------------
and place of special meetings shall be delivered personally or by telephone, telegram, telex, or other similar means of communication to each Director or sent by first class mail, addressed to each Director at the Director's address as it is shown on the records of the corporation. In case the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. In case the notice is delivered personally, or by telephone, telegram, telex, or other similar means of communication, it shall be given at least forty-eight (48) hours before the time of the holding of the meeting. Notice by mail shall be deemed to have been given at the time written notice is deposited in the United States mails, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving notice by electronic means, to the recipient. Any oral notice given personally or by telephone may be communicated either to Director or to a person at the office of the Director whom the person giving the notice has reason to believe will promptly communicate it to the Director. The notice need not specify the purpose of the meeting nor the place if the meeting is to be held at the principal executive office of the corporation; unless the purpose or purposes of the meeting is to (a) consider the filing of any type of bankruptcy or insolvency proceeding, or (b) solicit Shareholder votes or consent to dissolve the corporation, sell or encumber substantially all the corporation's assets, or
(c) participate in a merger.

          Section 9.  QUORUM.  A majority of the authorized number of Directors
                      ------
shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 12 of this Article III. Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, subject to the provisions of Section 310 of the California General Corporation Law (as to approval of contracts or transactions in which a Director has a direct or indirect material financial interest), Section 311 of that Law (as to appointment of the committees), and Section 317(e) of that Law (as to indemnification of Directors). Members of the Board of Directors may participate in a meeting (and so participating shall be considered as present in person) through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of a Director or Directors, so long as any action taken is subsequently approved in writing by at least a majority of the required quorum for that meeting.

          Section 10.  WAIVER OF NOTICE.  Notice of a meeting of the Board of
                       ----------------
Directors need not given to any Director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such Director. All such waivers, consents and approvals shall be filed with the corporate records and made a part

                                      12.

of the minutes of the meeting. Unless otherwise required by Section 8 of this
Article III, the waiver of notice or consent need not specify the purpose of the meeting.

          Section 11.  ADJOURNMENT.  A majority of the Directors present,
                       -----------
whether or constituting a quorum, may adjourn any meeting to another time and place.

          Section 12.  NOTICE OF ADJOURNMENT.  Notice of the time and place of
                       ---------------------
holding an adjourned meeting need not be given, unless the meeting is adjourned for more than twenty-four (24) hours, in which case notice of the time and place shall be given before the time of the adjourned meeting, in the manner specified in Section 8 of this Article III.

          Section 13.  ACTION WITHOUT MEETING.  Any action required or permitted
                       ----------------------
to be taken by the Board of Directors, or a committee of the Board, may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as an unanimous vote of the Board of Directors. Such written consent or consents shall be filed with the minutes of the proceedings of the Board.

          Section 14.  FEES AND COMPENSATION OF DIRECTORS.  Directors and
                       ----------------------------------
members of committees may receive only such compensation for their services, and such reimbursement of expenses, as may be fixed or determined by resolution of the Board of Directors. This Section 14 shall not be construed to preclude any Director from serving the corporation in any other capacity as an officer, agent, employee or otherwise, and receiving compensation for those services.

          Section 15.  DUTIES AND LIABILITIES OF DIRECTORS.  A Director shall
                       -----------------------------------
perform the duties of a Director, including duties as a member of any committee of the Board upon which the Director may serve, in good faith, in a manner such Director believes to be in the best interests of the corporation and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances. In performing the duties of a Director, a Director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by: (a) one or more officers or employees of the corporation whom the Director believes to be reliable and competent in the matters presented; (b) counsel, independent accountants or other persons as to matters which the Director believes to be within such person's professional or expert competence; or (c) a committee of the Board upon which the Director does not serve, as to matters within its designated authority, which committee the Director believes to merit confidence, so long as, in any such case, the Director acts in good faith, after reasonable inquiry when the need therefore is indicated by the circumstances and without knowledge that would cause such reliance to be unwarranted. A person who performs the duties of a Director in accordance with this Section 15 shall have no liability based upon any alleged failure to discharge the person's obligations as a Director.

                                      13.

                                  ARTICLE IV

                                  COMMITTEES
                                  ----------

          Section 1.  COMMITTEES OF DIRECTORS.  The Board of Directors may, be
                      -----------------------
resolution, adopted by a majority of the authorized number of Directors, designate one (1) or more committees, each consisting of three (3) or more Directors, to serve at the pleasure of the Board. A majority of the Board may designate one (1) or more Directors as alternate members of the committee, who may replace any absent member at any meeting of the committee. Subject to the provisions of the California General Corporation Law and any limitations contained in the Articles of Incorporation or Bylaws, each such committee shall have such authority as shall be delegated to it by resolution of the Board of Directors. The foregoing notwithstanding, no committee or committees, singly or in the aggregate, shall have any authority with respect to: (a) the approval of any action which, under the California General Corporation Law, also requires Shareholders' approval or approval of the outstanding shares; (by the filling of vacancies on the Board of Directors or on any committee; (c) the fixing of compensation of the Directors for serving on the Board or on any committee; (d) the amendment or repeal of Bylaws or the adoption of new Bylaws: (e) the amendment or repeal of any resolution of the Board of Directors; (f) a distribution to the Shareholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the Board of Directors; or
(g) the appointment of any other committees of the Board of Directors of the members of these committees.

          Section 2.  MEETINGS AND ACTION OF COMMITTEES.  Meetings and action of
                      ---------------------------------
committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these Bylaws, Sections 5 (Place of Meetings), 6 (Regular Meetings), 7 (Special Meetings), 8 (Notice of Special Directors Meetings), 9 (Quorum), 10 (Waiver of Notice), 11 (Adjournment), 12 (Notice of Adjournment), and 13 (Action Without Meeting), with such changes in the context of these Bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members, except that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee; special meetings of committees may also be called by resolution of the Board of Directors; and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee.


                                   ARTICLE V

                                   OFFICERS
                                   --------

          Section 1.  OFFICERS.  The officers of the corporation shall be a
                      --------
Chairman of the Board or a President or both, one or more Vice Presidents, a Secretary, a Chief Financial Officer and such other officers with such titles as shall be determined by the Board of Directors and with such duties as shall be delegated to them by the Board of Directors or any supervisory officer. Any number of offices may be held by the same person.

                                      14.

          Section 2.  ELECTION OF OFFICERS.  The officers of the corporation,
                      --------------------
except such officers as may be appointed in accordance with the provisions of
Section 3 or Section 5 of this Article V, shall be chosen by the Board of Directors, and each shall serve at the pleasure of the Board, subject to the rights, if any, of an officer under any contract of employment.

          Section 3.  SUBORDINATE OFFICERS.  The Board of Directors may appoint,
                      --------------------
and may empower the President to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the President or Board of Directors may from time to time determine.

          Section 4.  REMOVAL AND RESIGNATION OF OFFICERS.  Subject to the
                      -----------------------------------
rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Directors, or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

          Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect on the date of the receipt of that notice by any member of the Board of Directors of the corporation or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

          Section 5.  VACANCIES IN OFFICES.  A vacancy in any office because of
                      --------------------
death, resignation, removal, disqualification or any other cause shall be filled by the Board of Directors in the manner prescribed in these Bylaws for regular appointments to that office.

          Section 6.  CHAIRMAN OF THE BOARD.  The Chairman of the Board, if such
                      ---------------------
an officer be elected, shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the Bylaws. If there is no President, the Chairman of the Board shall in addition be the Chief Executive Officer of the corporation and shall have the powers and duties prescribed in Section 7 of this Article V.

          Section 7.  PRESIDENT.  Subject to such supervisory powers, if any, as
                      ---------
may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the Chief Executive Officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and the officers of the corporation. He shall preside at all meetings of the Board of Directors.
He shall have the general powers and duties as from time to time may be prescribed by the Board of Directors or the Bylaws.

                                      15.

          Section 8.  VICE PRESIDENT.  In the absence or disability of the
                      --------------
President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors, or, if not ranked, a Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the Bylaws, and the President, or the Chairman of the Board.

          Section 9.  SECRETARY.  The Secretary shall attend all meetings of the
                      ---------
Board of Directors and all meetings of the Shareholders, shall record or cause to be recorded all votes and minutes of the Board of Directors, shall give notice of each meeting of the Shareholders and Board of Directors requiring notice and shall perform such other duties as may be prescribed by the Board of Directors or the President or the Chairman of the Board. The Secretary shall keep in safe custody the seal of the corporation, and, when authorized by the Board of Directors, shall affix the same to any instrument.

          The Secretary shall keep, or cause to be kept, at the principal executive office, or at the office of any attorney or attorneys representing or advising the corporation, or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of Directors, committees of Directors, and Shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice given, the names of these present at Directors' meetings or committee meetings, the number of shares present or represented at Shareholders' meetings, and the proceedings.

          The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation's transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all Shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

          In the absence or disability of the Secretary, the Assistant Secretary shall perform the duties and exercise the powers of the Secretary and shall perform such other duties as may be prescribed by the Board of Directors, the President or the Secretary.

          Section 10.  TREASURER AND CHIEF FINANCIAL OFFICER.  The Treasurer
                       -------------------------------------
shall be the Chief Financial Officer and shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any Director.

          The Treasurer and Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the

                                      16.

Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President and Directors, whenever they request it, an account of all of his transactions as Treasurer and Chief Financial Officer and of the financial condition of the corporation, and shall have other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.

          The subordinate financial officers, which may be a Controller and one or more Assistant Treasurers and Assistant Controllers, shall perform such duties and exercise such powers as shall be delegated to them by the Board of Directors or the Treasurer and Chief Financial Officer.

          Section 11.  ADDITIONAL POWERS.  In addition to the foregoing powers
                       -----------------
and duties specifically prescribed for the respective officers, the Board of Directors may from time to time impose or confer upon any of the officers such additional duties and powers as the Board of Directors may see fit, and the Board of Directors may from time to time impose or confer any or all of the foregoing duties and powers specifically prescribed for any officer upon any other officer or officers.

          Section 12.  COMPENSATION.  The officers of this corporation shall
                       ------------
receive such compensation shall be fixed from time to time by the Board of Directors, except that the Board of Directors may delegate to any officer or officers the power to fix the compensation of any other officer or officers. No officer shall be prevented from receiving compensation by reason of the fact that the officer is also a Director of the corporation.


                                  ARTICLE VI

                    INDEMNIFICATION OF DIRECTORS, OFFICERS,
                    ---------------------------------------
                          EMPLOYEES AND OTHER AGENTS
                          --------------------------

          Section 1.  AGENTS, PROCEEDINGS, EXPENSES.  For the purposes of this
                      -----------------------------
Article, "agent" means any person who is or was a Director, officer, employee, or other agent of this corporation, or is or was serving at the request of this corporation as a Director, officer, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a Director, officer, employee, or agent of a foreign or domestic corporation which was a predecessor corporation of this corporation or of another enterprise at the request of such predecessor corporation; "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative, or investigative; and "expenses" includes, without limitation, attorneys' fees and any expenses of establishing a right to indemnification under Section 4 or Section 5(c) of this Article.

          Section 2.  ACTIONS OTHER THAN BY THE CORPORATION.  Subject to the
                      -------------------------------------
requirement for advance approval set forth in Section 5 of this Article, this corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding (other than an action by or in the right of this corporation) by reason of the fact that

                                      17.

such person is or was an agent of this corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of this corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a pleas of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of this corporation or that the person had reasonable cause to believe that the person's conduct was unlawful.

          Section 3.  ACTIONS BY THE CORPORATION.  Subject to the requirement
                      --------------------------
for advance approval set forth in Section 5 of this Article, this corporation shall indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending or completed action by or in the right of this corporation to procure a judgment in its favor by reason of the fact that such person is or was an agent of this corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith, in a manner such person believed would be in the best interests of this corporation and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances. No indemnification shall be made under this Section 3:

                (a) In respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to this corporation in the performance of such person's duty to this corporation, unless and only to the extent that the court in which that action was brought shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for the expenses which the court shall determine;

                (b) Of amounts paid in settling or otherwise disposing of a threatened or pending action without court approval; or

                (c) Of expenses incurred in defending a threatened or pending action which is settled or otherwise disposed of without court approval.

          Section 4.  SUCCESSFUL DEFENSE BY AGENT.  To the extent that an agent
                      ---------------------------
of this corporation has been successful on the merits in defense of any proceeding referred to in Sections 2 or 3 of this Article, or in defense of any claim, issue, or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

          Section 5.  REQUIRED APPROVAL.  Except as provided in Section 4 of
                      -----------------
this Article, any indemnification under this Article shall be made by this corporation only if authorized in the specific case, upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Sections 2 or 3 of this Article, by any of the following:

                                      18.

                (a) A majority vote of a quorum consisting of Directors who are not parties to such proceeding;

                (b) Approval or ratification by the affirmative vote of a majority of the shares of this corporation entitled to vote represented at a duly held meeting at which a quorum is present or by the written consent of holders of a majority of the outstanding shares entitled to vote. For such purpose, the shares owned by the person to be indemnified shall not be considered outstanding or entitled to vote thereon; or

                (c) The court in which the proceeding is or was pending, upon application made by this corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney, or other person is opposed by this corporation

          Section 6.  ADVANCE OF EXPENSES.  Expenses incurred in defending any
                      -------------------
proceeding may be advanced by this corporation prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the agent to repay such amount unless it shall be determined ultimately that the agent is entitled to be indemnified as authorized in this Article.

          Section 7.  OTHER INDEMNIFICATION.  Provisions made by the corporation
                      ---------------------
to indemnify its or its subsidiary's Directors or officers for the defense of any proceeding, whether contained in the Articles, Bylaws, a resolution of Shareholders or Directors, an agreement, or otherwise, to an extent beyond that set forth in this article shall be valid if consistent with the limitations on such indemnification set forth in the California General Corporation Law. Nothing contained in this Article shall affect any right of indemnification to which persons other than such Directors and officers may be entitled by contract or otherwise.

          Section 8.  LIMITATIONS.  No indemnification or advance shall be made
                      -----------
under this Article, except as provided in Section 4 or Section 5(c), in any circumstance where it appears:

                (a) That it would be inconsistent with a provision of the Articles, Bylaws, a resolution of the Shareholders, or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

                (b) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

          Section 9.  INSURANCE.  Upon and in the event of a termination by the
                      ---------
Board of Directors of this corporation to purchase such insurance, this corporation shall purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not this corporation would have the power to indemnify the agent against the liability under the provisions of this Section.

                                      19.

          Section 10.  FIDUCIARIES OF CORPORATE EMPLOYEE BENEFIT PLAN.  This
                       ----------------------------------------------
Article does not apply to any proceeding against any trustee, investment manager, or other fiduciary of an employee benefit plan in such person's capacity as such, even though such person may also be an agent of the corporation as defined in Section 1 of this Article. Nothing contained in this Article shall limit any right to indemnification to which such a trustee, investment manager, or other fiduciary may be entitled by contract or otherwise, which shall be enforceable to the extent permitted by applicable law other than this Article.


                                  ARTICLE VII

                              RECORDS AND REPORTS
                              -------------------

          Section 1.  REQUIRED RECORDS.  The corporation shall keep (a) adequate
                      ----------------
and correct books and records of account; (b) minutes of the proceedings of its Shareholders, Board of Directors and committees of the Board; and (c) a record of its Shareholders, at its principal executive office, or at the office of its transfer agent or registrar if either be appointed by resolution of the Board of Directors, giving the names and addresses of all Shareholders and the number and class of shares held by each. Minutes shall be kept in written form. All other books shall be kept either in written form or in any other form capable of being converted into written form.

          Section 2.  MAINTENANCE AND INSPECTION OF SHARE REGISTER.  A
                      --------------------------------------------
Shareholder or Shareholders of the corporation (a) holding at least five percent (5%) in the aggregate of the outstanding voting shares of the corporation, or
(b) who holds at least one percent (1%) of such voting shares and has filed a
Schedule 14B with the United States Securities and Exchange Commission relating to the election of Directors of the corporation, has the right to (i) inspect and copy the records of Shareholders' names and addresses and shareholdings during usual business hours on five (5) days prior written demand on the corporation, and (ii) obtain from the transfer agent of the corporation, on written demand and on the tender of such transfer agent's usual charges for such list, a list of the Shareholders' names and addresses, who are entitled to vote for the election of Directors, and their shareholdings, as of the most recent record date for which that list has been compiled or as of a date specified by the Shareholder subsequent to the date of demand. This list shall be made available to any such Shareholder by the transfer agent on or before the later of five (5) days after the demand is received or the date specified in the demand as the date as of which the list is to be compiled. The record of Shareholders shall also be open to inspection on the written demand of any Shareholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to the holder's interests as a Shareholder or as the holder of a voting trust certificate. Any inspection and copying under this section 2 may be made in person or by an agent or attorney of the Shareholder or holder of a voting trust certificate making the demand.

          Section 3.  MAINTENANCE AND INSPECTION OF BYLAWS.  The corporation
                      ------------------------------------
shall keep at its principal executive office, or if its principal executive office is not in the State of

                                      20.

California, at its principal business office in this State, the original or a copy of the Bylaws as amended to date, which shall be open to inspection by the Shareholders at all reasonable times during office hours. If the principal executive office of the corporation is outside the State of California and the corporation has no principal business office in this State, the Secretary shall, upon the written request of any Shareholder, furnish to that Shareholder a copy of the Bylaws as amended to date.

          Section 4.  MAINTENANCE AND INSPECTION OF OTHER CORPORATE RECORDS.
                      -----------------------------------------------------
The accounting books and records and minutes of proceedings of the Shareholders and the Board of Directors and any committee or committees of the Board of Directors shall be adequate and correct, and shall be kept at such place or places designated by the Board of Directors, or, in the absence of such designation, at the principal executive office of the corporation. The minutes of proceedings shall be kept in written form. The accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. The minutes and accounting books and records shall be open to inspection upon the written demand of any Shareholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to the holder's interests as a Shareholder or as the holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney, and shall include the right to copy and make extracts. These rights of inspection shall extend to the records of each subsidiary corporation of the corporation.

          Section 5.  INSPECTION BY DIRECTORS.  Every Director shall have the
                      -----------------------
absolute right at any reasonable time to inspect all books, records, and documents of every kind and they physical properties of the corporation and each of its subsidiary corporations. This inspection by a Director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

          Section 6.    ANNUAL REPORT TO SHAREHOLDERS.  So long as this
                        -----------------------------
corporation shall have less than one hundred (100) holders of record of its shares, the Annual Report to Shareholders referred to in Section 1501(a) of the California General Corporation Law is expressly dispensed with, however the Board of Directors of the corporation may caused to be sent to the Shareholders annual or other periodic reports in such form as may be deemed appropriate by the Board of Directors. At any time when this corporation has one hundred (100) or more holders of record of its shares, the Board of Directors shall cause an annual report to be sent to the Shareholders of this corporation not later than one hundred and twenty (120) days after the close of this corporation's fiscal year in accordance with the provisions of Section 1501 of the California General Corporation Law.

          Section 7.  FINANCIAL STATEMENTS.  A copy of any annual financial
                      --------------------
statement and any income statement of the corporation for each quarterly period of each fiscal year, and any accompanying balance sheet of the corporation as of the end of each such period, that has been prepared by the corporation shall be kept on file in the principal executive office of the

                                      21.

corporation for twelve (12) months and each such statement shall be exhibited at all reasonable times to any Shareholder demanding an examination of any such statement.

          A Shareholder or Shareholders holding at least five percent (5%) of the outstanding shares of any class of this corporation may make a written request to the corporation for an income statement of the corporation for the three-month, six-month or nine-month period of the current fiscal year ended more than thirty (30) days prior to the date of the request and a balance sheet of the corporation as of the end of such period and, in addition, if no annual report for the last fiscal year has been sent to the Shareholders, the statements required by Section 1501, subdivision (a) of the California General Corporation Law for the last fiscal year. Such statement, if not already prepared, shall be prepared and shall be delivered or mailed to the person making the request within thirty (30) days thereafter.

          The quarterly income statements and balance sheets referred to in this Section shall be accompanied by the report, if any, of any independent accountants engaged by the corporation or the certificate of an authorized officer of the corporation that the financial statements were prepared without audit from the books and records of the corporation.

          Section 8.  ANNUAL STATEMENT OF GENERAL INFORMATION.  This corporation
                      ---------------------------------------
shall, during the applicable filing period, as defined in Section 1502(c) of the California General Corporation Law, file with the Secretary of State of the State of California. on the prescribed form, a statement setting forth the authorized number of Directors, the names and complete business or residence addresses of all incumbent Directors, the names and complete business or residence addresses of the Chief Executive Officer, Secretary, and Chief Financial Officer, the street address of its principal executive office or principal business office in this State, and the general type of business constituting the principal business activity of the corporation, together with a designation of the agent of the corporation for the purpose of service of process, all in compliance with Section 1502 the California General Corporation Law.


                                 ARTICLE VIII

                           GENERAL CORPORATE MATTERS
                           -------------------------

          Section 1.  RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING.
                      -----------------------------------------------------
For purposes of determining the Shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action (other than action by Shareholders by written consent without a meeting), the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days before any such action, and in that case only Shareholders of record on the date so fixed are entitled to receive the dividend, distribution, or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date so fixed, except as otherwise provided in the California General Corporation Law.

                                      22.

          If the Board of Directors does not so fix a record date, the record date for determining Shareholders for any such purpose shall be at the close of business on the day on which the Board adopts the applicable resolution or the sixtieth (60th) day before the date of that action, whichever is later.

          In connection with the setting of any such record date, the corporation shall comply with any and all requirements for the notice of the establishment of such record date set forth in the Articles of Incorporation in
Article III, Section 5.C(b).

          Section 2.  CHECKS, DRAFTS, EVIDENCES OF INDEBTEDNESS.  All checks,
                      -----------------------------------------
drafts, or other orders for payment of money, notes, or other evidence of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

          Section 3.  CORPORATE CONTRACTS AND INSTRUMENTS; HOW EXECUTED.  The
                      -------------------------------------------------
Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and this authority may be general or confined to specific instances; and, unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

          Section 4.  CERTIFICATES FOR SHARES.  A certificate or certificates
                      -----------------------
for shares of the capital stock of the corporation shall be issued to each Shareholder when any of these shares are fully paid, and the Board of Directors may authorize the issuance of certificates for shares as partly paid provided that these certificates shall state the amount of the consideration to be paid for them and the amount paid. All certificates shall be signed in the name of the corporation by the Chairman of the Board or Vice Chairman of the Board or the President or Vice President and by the Chief Financial Officer or an Assistant Treasurer or the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the Shareholder.
Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that officer, transfer agent or registrar before that certificate is issued, it may be issued by the corporation with the same effect as if that person were an officer, transfer agent, or registrar at the date of issue. All certificates shall conspicuously disclose on their face any restrictions pertaining to their transferability, and shall also set forth any statement, summary or legend authorized by the Board of Directors or required to or which, in the exercise of sound business judgment, should be stated thereon pursuant to (a) any agreement to which the corporation is a party, or (b) any provision of law, including but not limited to the federal securities laws, the California Corporate Securities law of 1968, as amended, and Section 417 and Section 418 of the California General Corporation Law.

                                      23.

          Section 5.  LOST CERTIFICATES.  The Board of Directors or any officer
                      -----------------
designated by the Board of Directors may direct a new certificate or certificates to be issued in placed of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate for shares so lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors or such officer, as a condition precedent to the issuance thereof, may require the person claiming such lost or destroyed certificate or certificates to give the corporation a bond or other adequate security sufficient to indemnify it against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

          Section 6.  TRANSFER ON THE BOOKS.  Upon (a) the surrender to the
                      ---------------------
Secretary or transfer agent of the corporation of a certificate representing shares of stock in the corporation, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and (b) delivery to the corporation of evidence sufficient to indicate that the transfer of such shares would not be in violation of the Articles of Incorporation or Bylaws of the corporation, or any legend appearing on said certificates, or any agreement to which the corporation is a party, or any applicable law, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

          Section 7.  TRANSFER AGENTS AND REGISTRARS.  The Board of Directors
                      ------------------------------
may appoint one or more transfer agents or transfer clerks, and one or more registrars, who may be the same person, and may be the Secretary of the corporation, or an incorporated bank or trust company, either domestic or foreign, who shall be appointed at such times and places as the requirements of the corporation may necessitate and the Board of Directors may designate.

          Section 8.  RECORD OWNERSHIP.  Except as other wise expressly provided
                      ----------------
by law, the corporation shall be entitled to recognize the exclusive right of a person registered as such on the books of the corporation as the owner of shares of the corporation's stock to receive notices and reports, to receive dividends, other distributions, and notices, to vote, and to give written consents as such owner.

          Section 9.  CORPORATE SEAL.  The Board of Directors may, in its
                      --------------
discretion, adopt a corporate seal. In the event such corporate seal is adopted, it shall be circular in form, and shall have inscribed thereon the name of the corporation, the date of its incorporation, and the word "California."

          Section 10.  REPRESENTATION OF SHARES OF OTHER CORPORATIONS.  The
                       ----------------------------------------------
Chairman of the Board, the President, or any Vice President, or any other person authorized by resolution of the Board of Directors or by any of the foregoing designated officers, is authorized to vote on behalf of the corporation any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the corporation. The authority granted to these officers to vote or represent on behalf of the corporation any and all shares held by the

                                      24.

corporation in any other corporation or corporations may be exercised by any of these officers in person or by any person authorized to do so by a proxy duly executed by these officers.

          Section 11.  LEGEND CONDITION.  In the event any shares of this
                       ----------------
corporation are issued pursuant to a permit or exemption therefrom requiring the imposition of a legend condition, said legend shall appear on each certificate issued subject to said legend and on the stub relating thereto in the stock record book. The corporation shall not be required to transfer any shares free of such legend unless there shall first be presented to the corporation an amendment to such permit or a new permit issued authorizing such a deletion, or such other evidence of the legality of the removal of said legend as the corporation shall reasonably require.

          Section 12.  CLOSING STOCK TRANSFER BOOK. The Board of Directors may
                       ---------------------------
close the transfer books in its discretion for a period not exceeding thirty
(30) days preceding any meeting, annual or special, of the Shareholders, or the day appointed for the payment of a dividend.

          Section 13.  CONSTRUCTION AND DEFINITIONS.  Unless the context
                       ----------------------------
requires otherwise, the general provisions, rules of construction, and definitions in the California General Corporation Law shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.


                                  ARTICLE IX

                                  AMENDMENTS
                                  ----------

          Section 1.  AMENDMENT BY SHAREHOLDERS.  New Bylaws may be adopted or
                      -------------------------
these Bylaws may be amended or repealed by the affirmative vote or written consent of holders of a majority of the outstanding shares entitled to vote, except as otherwise provided by law or by the Articles of Incorporation, and except that so long as the number of shares of issued and outstanding Series A Preferred Stock equals or exceeds the number required for this purpose by the Articles of Incorporation, the affirmative vote or written consent of holders of a majority of the outstanding Series A Preferred shares entitled to vote shall also be required to amend, repeal or adopt any provision of these Bylaws that would in any way reduce the rights of the holders of Series A Preferred shares provided hereunder.

          Section 2.  AMENDMENT BY DIRECTORS.  Subject to the rights of the
                      ----------------------
Shareholders as provided in Section 1 of this Article IX, and subject to the provisions of Section 2 of Article III of these Bylaws, the Board of Directors may amend or repeal these Bylaws or adopt new Bylaws, and except that the affirmative vote of a majority of the Series A Directors and a majority of the Common Directors shall be required to amend, repeal or adopt any provision of these Bylaws that would in any way reduce the rights of the holders of Series A Preferred shares provided hereunder, and except that the affirmative vote of a majority of the Series B Directors and a

                                      25.

majority of the Common Directors shall be required to amend, repeal or adopt any provision of these Bylaws that would in any way reduce the rights of the holders of Series B Preferred shares provided hereunder.

          Section 3.  RECORD OF AMENDMENTS.  Whenever an amendment or new Bylaw
                      --------------------
as adopted, it shall be placed in the book of minutes with the original Bylaws. If any Bylaw is repealed, the fact of repeal, with the date of the meeting at which the repeal was enacted or written consent was filed, shall be placed in the book of minutes immediately after the Bylaws.


                                   ARTICLE X

                             RIGHT OF FIRST REFUSAL
                             ----------------------

          RIGHT OF FIRST REFUSAL. No shareholder shall sell, assign, pledge, or in any manner transfer any of the shares of Common Stock of the corporation or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise, except by a transfer which meets the requirements hereinafter set forth in this bylaw:

          1. If the shareholder desires to sell or otherwise transfer any of his shares of Common Stock, then the shareholder shall first give written notice thereof to the corporation. The notice shall name the proposed transferee and state the number of shares to be transferred, the proposed consideration, and all other terms and conditions of the proposed transfer.

          2. For thirty (30) days following receipt of such notice, the corporation shall have the option to purchase all (but not less than all) of the shares specified in the notice at the price and upon the terms set forth in such notice; provided, however, that, with the consent of the shareholder, the corporation shall have the option to purchase a lesser portion of the shares specified in said notice at the price and upon the terms set forth therein. In the event of a gift, property settlement or other transfer in which the proposed transferee is not paying the full price for the shares, and that is not otherwise exempted from the provisions of this Article X, the price shall be deemed to be the fair market value of the Common Stock at such time as determined in good faith by the Board of Directors. In the event the corporation elects to purchase all of the shares or, with consent of the shareholder, a lesser portion of the shares, it shall give written notice to the transferring shareholder of its election and settlement for said shares shall be made as provided below in paragraph (d).

          3.  The corporation may assign its rights hereunder.

          4. In the event the corporation and/or its assignee(s) elect to acquire any of the shares of the transferring shareholder as specified in said transferring shareholder's notice, the Secretary of the corporation shall so notify the transferring shareholder and settlement thereof shall be made in cash within thirty (30) days after the Secretary of the corporation receives said transferring shareholder's notice; provided that if the terms of payment set forth in said transferring

                                      26.

shareholder's notice were other than cash against delivery, the corporation and/or its assignee(s) shall pay for said shares on the same terms and conditions set forth in said transferring shareholder's notice.

          5. In the event the corporation and/or its assignee(s) do not elect to acquire all of the shares specified in the transferring shareholder's notice, said transferring shareholder may, within the sixty-day period following the expiration of the option rights granted to the corporation and/or its assignee(s) herein, transfer the shares specified in said transferring shareholder's notice which were not acquired by the corporation and/or its assignee(s) as specified in said transferring shareholder's notice. All shares so sold by said transferring shareholder shall continue to be subject to the provisions of this bylaw in the same manner as before said transfer.

          6. Anything to the contrary contained herein notwithstanding, the following transactions shall be exempt from the provisions of this bylaw:

                (a) A shareholder's transfer of any or all shares held either during such shareholder's lifetime or on death by will or intestacy to such shareholder's immediate family or to any custodian or trustee for the account of such shareholder or such shareholder's immediate family. "Immediate family" as used herein shall mean spouse, lineal descendant, father, mother, brother, or sister of the shareholder making such transfer.

                (b) A shareholder's bona fide pledge or mortgage of any shares with a commercial lending institution, provided that any subsequent transfer of said shares by said institution shall be conducted in the manner set forth in this bylaw.

                (c) A shareholder's transfer of any or all of such shareholder's shares to the corporation or to any other shareholder of the corporation.

                (d) A shareholder's transfer of any or all of such shareholder's shares to a person who, at the time of such transfer, is an officer, director, or bona fide employee of the corporation.

                (e) A corporate shareholders' transfer of any or all of its shares pursuant to and in accordance with the terms of any merger, consolidation, reclassification of shares or capital reorganization of the corporate shareholder, or pursuant to a sale of all or substantially all of the stock or assets of a corporate shareholder.

                (f) A corporate shareholder's transfer of any or all of its shares to any or all of its shareholders.

                (g) A transfer by a shareholder which is a limited or general partnership to any or all of its partners or former partners.

                                      27.

          In any such case, the transferee, assignee, or other recipient shall receive and hold such Common Stock subject to the provisions of this bylaw, and there shall be no further transfer of such Common Stock except in accord with this bylaw.

          7. The provisions of this bylaw may be waived with respect to any transfer either by the corporation, upon duly authorized action of its Board of Directors, or by the shareholders, upon the express written consent of the owners of a majority of the voting power of the corporation (excluding the votes represented by those shares to be transferred by the transferring shareholder). This bylaw may be amended or repealed either by a duly authorized action of the Board of Directors or by the shareholders, upon the express written consent of the owners of a majority of the voting power of the corporation.

          8. Any sale or transfer, or purported sale or transfer, of securities of the corporation shall be null and void unless the terms, conditions, and provisions of this bylaw are strictly observed and followed.

          9. The foregoing right of first refusal shall terminate on either of the following dates, whichever shall first occur:

               (a)  On March 31, 2001; or

               (b) Upon the date securities of the corporation are first publicly offered pursuant to a registration statement filed with, and declared effective by, the United States Securities and Exchange Commission under the Securities Act of 1933, as amended.

          10. The certificate representing shares of Common Stock of the corporation shall bear on their face the following legend so long as the foregoing right of first refusal remains in effect:

               "The shares represented by this certificate are subject to a right of first refusal option in favor of the corporation and/or its assignee(s), as provided in the bylaws of the corporation."


                                      28.